EXHIBIT 10.101

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 9, 2005, but effective as of October 13, 2004, is made by and among CNL HOSPITALITY PARTNERS, LP, a limited partnership organized under the laws of the state of Delaware (the “Borrower”); CNL HOTELS & RESORTS, INC., a corporation organized under the laws of the State of Maryland (“CNL REIT”) as a Guarantor; DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as a Lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”); and the other Lenders party to the Loan Agreement (as hereinafter defined).

R E C I T A L S:

Borrower and DBTCA are parties to a Loan and Security Agreement, made and dated as of the 13th day of October, 2004, by and among Borrower, CNL REIT, the Lenders from time to time party thereto, and Administrative Agent, as amended by a First Amendment to Loan and Security Agreement dated as of December 7, 2004 (as so amended, the “Loan Agreement”). Terms used but not defined herein shall have the respective meanings ascribed to such terms in Annex 1 to the Loan Agreement (the “Glossary”), as amended hereby.

The parties hereto have agreed to amend certain provisions of the Loan Agreement as herein provided.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof:

Section 1.  Cash Management Collateral Accounts.

1.1  Each of Section 8.1 of the Loan Agreement and the Glossary is amended hereby to delete all references to the Debt Service Account. In furtherance of the deletion of the concept of the Debt Service Account, Paragraph (4) of Section 8.1 of the Loan Agreement is amended hereby to read as follows:

“(4) Disbursements from Collateral Account.

“(i) Subject to Section 8.1(1), the Borrower hereby irrevocably authorizes the Administrative Agent to transfer or allocate, as applicable, and the Administrative Agent shall transfer or allocate (or cause DBTCA to transfer or allocate pursuant to disbursement instructions from the Administrative Agent), as applicable, from the Payments Account, funds in the amounts, at the times and in the order of priority, as follows:

“(a) for the payment of Debt Service funds equal all interest to be paid on the next applicable Payment Dates in respect of all Interest Periods then outstanding (e.g., in the event there are multiple Interest Periods then outstanding, the amount deposited would equal the aggregate of all sums payable on the next Payment Date applicable to each such Interest Period);

“(b) during any Low DSCR Period or if a Noticed Event of Default shall have occurred and is then continuing, on the 15th day of each calendar month (or the next succeeding Business Day with respect to any month in which the 15th day is not a Business Day), funds in an amount equal to the balance (if any) deposited in the Payments Account to the extent remaining after the foregoing allocation set forth in Section 8.1(4)(i)(a) and apply the same, to the prepayment of the Loan and payment of accrued but unpaid interest on the amount prepaid, pursuant to Sections 3.3.(2)(E) and 3.3(3) (and all amounts payable pursuant to Section 2.8 as a result of such prepayment); and

“(c) provided no Noticed Event of Default or Low DSCR Period shall have occurred and is then continuing, on the 1st day of each calendar month (or the next succeeding Business Day with respect to any month in which the 1st day is not a Business Day), funds in an amount equal to the balance (if any) deposited in the Payments Account to the extent remaining after the foregoing allocation and deposit set forth in Sections 8.1(4)(i)(a) through (b) (the “Excess Cash Flow”) and transfer the same to the Borrower’s Account free of any Lien or continuing security interest.

“(ii) Not less than five (5) days prior to each Payment Date, Administrative Agent shall notify the Borrower of the balance on deposit in the Payments Account (or in the Suspense Account) allocated for the payment of Debt Service as of such notice date. On any Payment Date, any deficiency in amounts on deposit in the Payments Account (or in the Suspense Account) relative to the Debt Service required to be paid on such date shall constitute an Event of Default hereunder; provided, that if the Administrative Agent has not provided timely notice of the balance on deposit in the Payments Account (or in the Suspense Account) allocated for the payment of Debt Service prior to such Payment Date pursuant to the preceding sentence, such Event of Default will only occur if the Debt Service required to be paid on such Payment Date remains unpaid in full five (5) days following the earlier of the date such notice is provided or the date the notice contemplated by the following sentence is provided. Upon the occurrence of a deficiency in the Payments Account (or in amounts held in the Suspense Account) allocated for the payment of Debt Service on any Payment Date relative to the Debt Service required to be paid on such date, Administrative Agent shall notify Borrower of said deficiency within five (5) Business Days thereafter; provided, however, Administrative Agent’s failure to notify Borrower shall not be deemed a waiver of any Event of Default arising from such deficiency. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, no Event of Default shall be deemed to have occurred hereunder or thereunder (and no Default Rate shall be applicable) in the event funds sufficient for a required transfer are held in an appropriate Collateral Account and the Administrative Agent or DBTCA fails to timely make any transfer from such Collateral Account as contemplated by this Agreement.

“(iii) Notwithstanding anything to the contrary contained herein or in the Security Instruments, but subject to Section 7.4(3), to the extent that the Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 7.1(23) of this Agreement within the time period set forth therein, the Administrative Agent shall have the right, at any time, upon five (5) Business Days’ notice to the Borrower, to withdraw from funds constituting Excess Cash Flow in the Payments Account, an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

“(iv) Subject to Section 8.1(1), the Borrower irrevocably authorizes the Administrative Agent to make and, provided no Event of Default shall have occurred and be continuing, the Administrative Agent hereby agrees to make, to the extent of the monies on deposit in the Payments Account allocated for payment of Debt Service, payment of funds from such account to the Administrative Agent sufficient to pay Debt Service on each Payment Date, and the Administrative Agent, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date.”

1.2  The definition of “Debt Service Account” in the Glossary is deleted hereby.

Section 2.  Refinancing of the Hotel del Coronado.

2.1  Notwithstanding anything to the contrary contained in the Loan Agreement, in the event that a refinancing of the existing Indebtedness secured by the Project commonly known as the “Hotel del Coronado” for a maximum cumulative principal amount of up to $410,000,000 (the “HDC Refinancing”) is consummated, the Net Cash Proceeds of the HDC Refinancing shall not be required to be applied to the prepayment of the outstanding principal balance of the Loan under Section 3.3(2)(C) of the Loan Agreement but may be used for any general corporate purpose of CNL REIT, Borrower or any of their respective Subsidiary Entities.

Section 3.  Glossary Modifications.

3.1  The definition of “Cash Available for Distribution” in the Glossary is amended hereby to read as follows:

“Cash Available for Distribution” shall mean, for any period, (i) EBITDA for such period, less (ii) the aggregate amount of scheduled principal repayments on Indebtedness of the Consolidated Entities required to be made during such period (other than optional principal prepayments and Bullet Payments), less (iii) Interest Expense payable during such period, less (iv) Tax Expense payable during such period, less (v) FF&E Reserves, plus (vi) any amounts actually expended for FF&E and other capital expenditures and deducted in determining Net Income.

3.2  The definition of “EBITDA” in the Glossary is amended hereby to read as follows:

“EBITDA” shall mean, for any period, solely with respect to the Consolidated Entities, Net Income, plus (without duplication) (A) Interest Expense, (B) Tax Expense, and (C) Depreciation and Amortization Expense, in each case for such period, provided that (x) EBITDA shall exclude minority interests and the results of unconsolidated subsidiaries, and (y) with respect to Section 7.2(22)(A) of the Loan Agreement, EBITDA for any period shall be adjusted on a pro forma basis to include (or exclude) amounts attributable to hotel operations acquired (or sold) during such period as if such acquisition (or disposition) had occurred on the first day of such period.

3.3  The definition of “FF&E Reserves” in the Glossary is amended hereby to read as follows:

“FF&E Reserves” shall mean, with respect to any Mortgaged Property or Person for any period, and without duplication, an assumed reserve for FF&E and other capital expenditures equal to four percent (4%) of gross hotel operating revenues of such Mortgaged Property or such Person’s Projects, as applicable, for such period.

3.4  The definition of “Permitted Debt” in the Glossary is amended hereby to delete the word “and” at the end of clause (iv) and insert the following after clause (v):

“(vi) the HDC Refinancing; and

“(vii) the TRS Lease Guaranty.”

3.5  The Glossary is amended hereby to add the following definition:

“TRS Lease Guaranty” shall mean the guaranty(ies) relating to the limited service Marriott-flagged Projects commonly known as the Marriott Village Hotels at Little Lake Bryan, located in Orange County, Florida (the “LLB Projects”), in the maximum aggregate amount of the difference of (i) $6,000,000 per year minus (ii) the amount of all net cash flow received by the LLB Lessee (as hereinafter defined) from the LLB Projects during such year, made by CNL REIT and/or Borrower, as guarantor, to CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP and CNL LLB C-Hotel Management, LP (collectively, “LLB Lessor”), as the beneficiaries, of the rent obligations of LLB Tenant Corporation or its successor(s) as the Subsidiary “TRS” tenant of the LLB Projects (“LLB Lessee”) under the leases, dated on or about October 12, 2000, between LLB Lessor and LLB Lessee for the LLB Projects (the “LLB Leases”) or any replacement “TRS” leases for the LLB Projects which replacement leases have no greater minimum rent payable thereunder in aggregate than under the LLB Leases.

Section 4.  Merger of RFS and Borrower.

4.1  Notwithstanding anything to the contrary contained in the Loan Agreement (including, without limitation, Sections 7.2 and 7.5 of the Loan Agreement), CNL REIT is permitted hereby to effect one or more Transfers pursuant to which RFS Partnership, L.P. shall be merged into or become a direct subsidiary of Borrower, and the constituent and subsidiary entities of RFS Partnership, L.P. appropriately merged into the balance of the CNL REIT corporate structure consistent with the core organizational structure of CNL REIT and Borrower, as CNL REIT’s “operating partnership.”

Section 5.  Assignment of the TRS Lease Guaranty.

5.1  In conjunction with the recent restructuring of the management, LLB Leases and operation of the LLB Projects, LLB Lessor may assign the TRS Lease Guaranty to the lender (or agent for the lenders) under the Permitted Debt secured by the LLB Projects if such assignment is required by such lender (or agent for the lenders) as a condition of approval of such restructuring.

Section 6.  Leverage.

6.1  The preamble to Section 7.2(22)(A) is modified hereby to read as follows:

“Maximum Leverage. At any time during the periods indicated below, the ratio of Total Liabilities as of the end of the Fiscal Quarter then most recently ended to EBITDA for the four Fiscal Quarters then most recently ended, shall not be less than the ratios set forth below:”

Section 7.  Expenses.

7.1  Borrower hereby acknowledges and agrees that it shall be responsible for the payment of any out-of-pocket costs, fees and expenses of Administrative Agent incurred in connection with the preparation, negotiation, execution or delivery of this Amendment (including, without limitation, the fees and disbursements of counsel to Administrative Agent).

Section 8.  Covenants, Representations and Warranties.

8.1  Each of Borrower and CNL REIT hereby remakes all of its respective representations and warranties contained in the Loan Documents, as amended hereby, as of the date hereof.

8.2  Each of Borrower and CNL REIT hereby reaffirms all terms and covenants made in the Loan Documents binding upon it as amended hereby or pursuant hereto.

8.3  Each of Borrower and CNL REIT hereby represents and warrants to Administrative Agent and the Lenders that (a) this Amendment and the Loan Agreement as modified and amended hereby, constitute the legal, valid and binding obligation of Borrower and CNL REIT, enforceable against Borrower and CNL REIT in accordance with their terms, and (b) the execution and delivery by each of Borrower and CNL REIT of this Amendment has been duly authorized by all requisite action on the part of Borrower and CNL REIT and will not violate any provision of the organizational documents of Borrower or CNL REIT.

8.4  Each of Borrower and CNL REIT hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof, (a) to Borrower’s and CNL REIT’s knowledge, no Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Borrower and CNL REIT of this Amendment and (b) none of the Transaction Parties has any offsets, defenses, counterclaims, set offs, or similar rights with respect to its obligations of payment and performance under the Loan Documents.

Section 9.  Effect Upon Loan Documents.

9.1  Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All references to the “Loan Agreement” in the Loan Documents (or to “the Agreement” in the Loan Agreement) shall mean and refer to the Loan Agreement as modified and amended hereby.

9.2  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 10.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 11.  Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

                                CNL HOSPITALITY PARTNERS, LP,
                                a Delaware limited partnership

By: CNL HOSPITALITY GP CORP., a Delaware Corporation
                                Its: general partner

By:  /s/ John X. Brady, Jr.
                                Name: John X. Brady, Jr.
                                Title:  Vice President

CNL REIT:

CNL HOTELS & RESORTS, INC.,
                                a Maryland corporation

By:  /s/ Mark E. Patten
                                Name:  Mark E. Patten
                                Title: Senior Vice President

ADMINISTRATIVE AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ George R. Reynolds
                                    Name: George R. Reynolds
                                    Title:   Vice President

LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:  /s/ George R. Reynolds
                                    Name:  George R. Reynolds
                                    Title:  Vice President